Exhibit 21.1 Subsidiaries of the Registrant Entity Jurisdiction of Organization 1198786 B.C. Ltd. British Columbia 12008432 Canada Inc. Canada 12038528 Canada Inc. Canada 1-800 All Parts Holdings, LLC Delaware 1-800 All Parts, LLC California 1-800 Radiator & A/C, LLC California 1-800 Radiator Canada Co. Nova Scotia 1-800-Radiator Franchise, LLC California 1-800-Radiator Franchisor SPV LLC Delaware 1-800-Radiator Product Sourcing LLC Delaware 2373404 Ontario Inc. Ontario 2559275 Ontario Inc.1 Ontario 79411 USA, LLC Delaware A-1 Auto Glass 2019, LLC Delaware ABRA Franchising, LLC Delaware ABRA Franchisor SPV LLC Delaware Advanced Auto Glass, LLC Delaware AGN Glass LLC Delaware All Star Glass, LLC California American Financial, LLC Maryland AML –automobilové mycílinky, spol. s r.o. Czech Republic Anduff Car Wash Limited England and Wales Anduff Holdings Limited England and Wales Artego Auto Wasch-u. Service GmbH Austria Association of Collision Repairers, LLC California Auto Center Auto Body, LLC California Automotive Training Institute, LLC Delaware Boing Acquisitions Limited England and Wales Boing Midco Limited England and Wales Boing US Holdco, Inc. Delaware Brossecar Indústria e Cómercio de Escovas Auto, Lda Portugal Carstar Canada GP Corp. Canada 1 Majority owned by Registrant. 1

Entity	Jurisdiction of Organization
Carstar Canada Partnership, LP	Ontario
Carstar Canada SPV GP Corporation	Canada
Carstar Canada SPV LP	Ontario
CARSTAR Franchise Systems, Inc.	Kansas
CARSTAR Franchisor SPV LLC	Delaware
CARSTAR Holdings Corp.	Delaware
CARSTAR, Inc.	Kansas
Caulfield-Bickett, LLC	California
Claim Driver Inc.	Delaware
Clairus Acquisition (2019), LLC	Delaware
Clairus Group USA Holdco, LLC	Delaware
Clairus Group USA Midco, LLC	Delaware
Clairus Group USA, LLC	Delaware
Cleanland Limited	England and Wales
Compagnie Parisienne de Services SAS	France
Drive N Style Franchisor SPV LLC	Delaware
Drive N' Style, LLC	Delaware
Driven Acquisition LLC	North Carolina
Driven Brands Canada Funding Corporation	Canada
Driven Brands Canada Shared Services Inc.	Canada
Driven Brands Canada, Inc.	Canada
Driven Brands Funding, LLC	Delaware
Driven Brands Shared Services, LLC	Delaware
Driven Brands, Inc.	Delaware
Driven Canada Claims Management GP Corporation	Canada
Driven Canada Claims Management LP	Ontario
Driven Canada Funding HoldCo Corporation	Canada
Driven Canada Product Sourcing GP Corporation	Canada
Driven Canada Product Sourcing LP	Ontario
Driven Claims, LLC	Delaware
Driven Funding HoldCo, LLC	Delaware
Driven Glass Inc.	Delaware
Driven Holdings LLC	Delaware
Driven Holdings Parent LLC	Delaware
Driven Product Sourcing LLC	Delaware
Driven Sister Holdings LLC	Delaware
Driven Systems LLC	Delaware
Econo Lube Franchisor SPV LLC	Delaware
Econo-Lube N' Tune, LLC	Arkansas
Express Management Arkansas Inc.	Delaware
FUSA Franchisor SPV LLC	Delaware
FUSA Properties SPV LLC	Delaware
FUSA, LLC	Delaware

2

Entity Jurisdiction of Organization Gauthier Auto Glass Limited 2 Ontario Go Glass Franchisor SPV GP Corporation Canada Go Glass Franchisor SPV LP Ontario IMO Auto Lavagens, SA Portugal IMO AUTOLAVADOS, S.A.U. Spain IMO Autopflege Beteiligungsverwaltungs GmbH Germany IMO Autopflege GmbH Germany IMO Autopflege Beteiligungsgesellschaft mbH & Co. KG Germany IMO Car Wash Australasia Pty Ltd Australia IMO Car Wash Group LTD England and Wales IMO Denmark Holdings Limited England and Wales IMO Deutschland Holding GmbH Germany IMO France SNC France IMO Group Holdings Pty Ltd Australia IMO Holding GmbH Germany IMO Hungary Autómosó Kft Hungary IMO Polska Sp. z o.o. Poland IMO US Alabama, LLC Delaware IMO US Development, LLC Delaware IMO US Georgia, LLC Delaware IMO US Ohio, LLC Delaware IMO US South, LLC Delaware IMO US Utah, LLC Delaware IMO US West, LLC Delaware International Car Wash Group Financing Ltd. England and Wales International Car Wash Group LTD. England and Wales IPIC BV Netherlands IPIC Luxembourg S.àr.l. Luxembourg Le Roseau SA Luxembourg M&M Auto Glass Services, LLC New York Maaco Canada GP Corp. Canada Maaco Canada Partnership, LP Ontario Maaco Canada SPV GP Corporation Canada Maaco Canada SPV LP Ontario Maaco Franchising, LLC Delaware Maaco Franchisor SPV LLC Delaware Manufacture des Brosses du Marais Poitevin SAS France 2 Majority owned by Registrant. 3 Majority-owned joint venture. 3

Entity Jurisdiction of Organization Meineke Advertising Trust Fund North Carolina Meineke Canada GP Corp. Canada Meineke Canada Partnership, LP Ontario Meineke Canada SPV GP Corporation Canada Meineke Canada SPV LP Ontario Meineke Car Care Centers, LLC North Carolina Meineke Discount Muffler Holding, LLC North Carolina Meineke Franchisor SPV LLC Delaware Meineke Realty, LLC Delaware Merlin Franchisor SPV LLC Delaware Mid-South Supply & Development Co. LLC Tennessee Milburn Productions Limited England and Wales Pro Oil Canada GP Corp. Canada Pro Oil Canada Partnership, LP Ontario Radiator Express of Canada, Inc. California Rose FinanceCo Ltd. England and Wales Rose HoldCo Limited England and Wales Rose MidCo Limited England and Wales SBA-TLC, LLC North Carolina Shine Acquisition Co Limited England and Wales Shine Acquisition Co. S.à r.l. Luxembourg Shine Holdco (UK) Limited England and Wales Shine Holdco I Limited England and Wales Shine Holdco II Limited England and Wales Shine Holdco III Limited England and Wales Shine Nominee Limited England and Wales Sodeal SA Belgium Spire Supply LLC Delaware Star Auto Glass Franchisor SPV GP Corporation Canada Star Auto Glass Franchisor SPV LP Ontario T5 Holding, LLC Delaware Take 5 Canada GP Corp. Canada Take 5 Canada Partnership, LP Ontario Take 5 Canada SPV GP Corporation Canada Take 5 Canada SPV LP Ontario Take 5 Express Car Wash Franchisor Inc. Delaware Take 5 Franchising LLC North Carolina 4

Entity Jurisdiction of Organization Take 5 Franchisor SPV LLC Delaware Take 5 LLC North Carolina Take 5 Oil Change LLC Delaware Take 5 Properties SPV LLC Delaware TOMAN Handels-und Beteiligungsverwaltungsgesellschaft GmbH Germany TOMAN Handels-und Beteiligungsgesellschaft GmbH Germany TOPAS Chemie GmbH Germany 5